                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement

[ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED
     BY RULE 14A-6(e)(2))

[X]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                              TORCH OFFSHORE, INC.
-------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


-------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1)  Title of each class of securities to which transaction applies:

-------------------------------------------------------------------------------

    2)  Aggregate number of securities to which transaction applies:

-------------------------------------------------------------------------------

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

-------------------------------------------------------------------------------

    4)  Proposed maximum aggregate value of transaction:

-------------------------------------------------------------------------------

    5)  Total fee paid:

-------------------------------------------------------------------------------

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1)  Amount Previously Paid:

-------------------------------------------------------------------------------

    2)  Form, Schedule or Registration Statement No.:

-------------------------------------------------------------------------------

    3)  Filing Party:

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    4)  Date Filed:

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

                                  (TORCH LOGO)

                              TORCH OFFSHORE, INC.
                          401 WHITNEY AVENUE, SUITE 400
                             GRETNA, LOUISIANA 70056

April 14, 2003

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders to be held at the International House Hotel, 221 Camp Street, New Orleans, Louisiana on Thursday, May 15, 2003 at 10:00 a.m. For those of you who cannot be present at this Annual Meeting of the Stockholders, the Company urges that you participate by indicating your choices on the enclosed proxy and completing and returning it at your earliest convenience.

This booklet includes the Notice of the Annual Meeting and the proxy statement, which contains information about the Board of Directors and its committees. Other matters on which action is expected to be taken during the meeting are also described.

It is important that your shares are represented at the meeting, whether or not you are able to attend personally. Accordingly, please sign, date and mail promptly the enclosed proxy in the envelope provided. This will save us the additional expenses associated with soliciting proxies and ensure that your shares are represented at the annual meeting.

On behalf of the Board of Directors, thank you for your continued support.

                                   Sincerely,

                                   /s/ LYLE G. STOCKSTILL

                                   Lyle G. Stockstill
                                   Chairman of the Board and
                                     Chief Executive Officer

                                  (TORCH LOGO)

                              TORCH OFFSHORE, INC.
                          401 WHITNEY AVENUE, SUITE 400
                             GRETNA, LOUISIANA 70056

                  NOTICE OF 2003 ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 15, 2003

To the Stockholders of
Torch Offshore, Inc.:

The Annual Meeting of Stockholders of Torch Offshore, Inc. (the "Company") will be held at the International House Hotel, 221 Camp Street, New Orleans, Louisiana on Thursday, May 15, 2003 at 10:00 a.m. for the purpose of considering and voting upon the following matters:

         1. To elect the directors of the Company to serve during the ensuing year.

         2. To approve the appointment of Ernst & Young LLP as independent public accountants of the Company for 2003.

         3. To transact such other business as may properly come before the meeting or any reconvened meeting after an adjournment thereof.

These matters are more fully described in the proxy statement accompanying this Notice.

The Board of Directors has fixed April 7, 2003 as the record date for determining stockholders of the Company entitled to notice of, and to vote at, the meeting or any reconvened meeting after an adjournment thereof, and only holders of record of common stock of the Company at the close of business on that date will be entitled to notice of, and to vote at, the meeting or any reconvened meeting after an adjournment.

You are cordially invited to attend the meeting in person. Even if you plan to attend the meeting, however, you are requested to mark, sign, date and return the accompanying proxy as soon as possible.

                                      By Order of the Board of Directors,

                                      /s/ LYLE G. STOCKSTILL

                                      Lyle G. Stockstill
                                      Chairman of the Board and
                                        Chief Executive Officer

Gretna, Louisiana
April 14, 2003

                              TORCH OFFSHORE, INC.
                          401 WHITNEY AVENUE, SUITE 400
                             GRETNA, LOUISIANA 70056

-------------------------------------------------------------------------------
                             PROXY STATEMENT FOR THE
                     2003 ANNUAL MEETING OF STOCKHOLDERS OF
                              TORCH OFFSHORE, INC.
                           TO BE HELD ON MAY 15, 2003
-------------------------------------------------------------------------------

                                  INTRODUCTION

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Torch Offshore, Inc., a Delaware corporation (the "Company"), of proxies from the holders of the Company's common stock, par value $0.01 per share (the "Common Stock"), for use at the 2003 Annual Meeting of Stockholders (the "Annual Meeting") to be held at the time and place and for the purposes set forth in the accompanying notice. The approximate date on which this Proxy Statement and the accompanying proxy will first be mailed to stockholders is April 14, 2003. In addition to the solicitation of proxies by mail, proxies may also be solicited by telephone, telegram or personal interview by employees of the Company. The Company will pay all costs of soliciting proxies. The Company will also reimburse brokers or other persons holding Common Stock in their names or in the names of their nominees for their reasonable expenses in forwarding proxy material to the beneficial owners.

All duly executed proxies received prior to the Annual Meeting will be voted in accordance with the choices specified thereon and, in connection with any other business that may properly come before the meeting, in the discretion of the persons named in the proxy. AS TO ANY MATTER FOR WHICH NO CHOICE HAS BEEN SPECIFIED IN A DULY EXECUTED PROXY, THE SHARES REPRESENTED THEREBY WILL BE VOTED FOR THE ELECTION AS DIRECTOR OF THE NOMINEES LISTED HEREIN, FOR APPROVAL OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS, AND IN THE DISCRETION OF THE PERSONS NAMED IN THE PROXY IN CONNECTION WITH ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. A stockholder giving a proxy may revoke it at any time before it is voted at the Annual Meeting by filing with the Secretary at the Company's executive offices a written instrument revoking it, by delivering a duly executed proxy bearing a later date or by appearing at the Annual Meeting and voting in person. The executive offices of the Company are located at 401 Whitney Avenue, Suite 400, Gretna, Louisiana 70056. For a period of ten days prior to the Annual Meeting, a complete list of stockholders entitled to vote at the Annual Meeting will be available for inspection for proper purposes by stockholders of record during ordinary business hours at the Company's executive offices.

                        RECORD DATE AND VOTING SECURITIES

As of the close of business on April 7, 2003, the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting, the Company had outstanding and entitled to vote 12,660,030 shares of Common Stock. Each share entitles the holder to one vote on each matter submitted to a vote of stockholders.

The requirement for a quorum at the Annual Meeting is the presence in person or by proxy of holders of a majority of the outstanding shares of Common Stock. Proxies indicating stockholder abstentions and shares represented by "broker nonvotes" (i.e., shares held by brokers or nominees for which instructions have not been received from the beneficial owners or persons entitled to vote and for which the broker or nominee does not have discretionary power to vote on a particular matter) will be counted for purposes of determining whether there is a quorum at the Annual Meeting. Votes cast by proxy or in person at the Annual Meeting will be counted by the persons appointed as election inspectors for the Annual Meeting.

                            MATTERS TO BE CONSIDERED
                   AT THE 2003 ANNUAL MEETING OF STOCKHOLDERS

PROPOSAL ONE: ELECTION OF DIRECTORS

The Board of Directors currently consists of six members, all of whom have been nominated by the Board of Directors to stand for re-election at the Annual Meeting. Each director elected at the Annual Meeting will hold the office until the Annual Meeting of Stockholders in 2004 or until his or her successor is elected and qualified.

In accordance with the Company's Bylaws, the affirmative vote of a plurality of the votes cast by holders of Common Stock entitled to vote in the election of directors at a meeting of stockholders at which a quorum is present is required for the election of the nominees as directors. Accordingly, although abstentions and broker nonvotes are considered shares present at the Annual Meeting for the purpose of determining a quorum, they will have no effect on the election of directors.

The Board of Directors is not aware of any reason why any nominee will be unable to stand for election as a director or serve if elected, but if any such nominee should become unavailable, the Board of Directors may nominate, and the persons named in the accompanying Proxy may vote for, a substitute nominee.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE NOMINEES LISTED BELOW.

DIRECTOR NOMINEES

The following sets forth information concerning the nominees to become directors of the Company, including each nominee's age as of April 7, 2003, position with the Company, if any, and business experience during the past several years.

Lyle G. Stockstill, age 59, is one of our co-founders and has served as our Chairman of the Board and Chief Executive Officer since 1978. Mr. Stockstill has over 38 years of experience in all aspects of offshore pipelay and construction operations. Mr. Stockstill has previously held positions at Brown & Root, Inc. and Taylor Diving & Salvage Co., Inc. and has worked both domestically and internationally. Mr. Stockstill is the husband of Lana J. Hingle Stockstill.

Lana J. Hingle Stockstill, age 59, is one of our co-founders and has served as Senior Vice President - Administration, Secretary and as a director since 1978. In March 2003, her title was changed to Chief Administrative Officer. Mrs. Stockstill has 30 years of experience handling our administrative duties and the administrative duties of other oil service companies. Mrs. Stockstill holds a Bachelor of Arts degree from Louisiana State University. Mrs. Stockstill is the wife of Lyle G. Stockstill.

Curtis Lemons, age 75, has been a director since November 1998 and is a member of the Audit Committee and the Compensation Committee of the Board of Directors. Mr. Lemons retired in 1985. He has 31 years of experience in the offshore oil and natural gas industry in the Gulf of Mexico and in international locations. From 1955 to 1985, Mr. Lemons was employed by Conoco Inc., an integrated energy company, in senior management positions, including Vice President of Production
- South China Sea, General Manager - North Sea, and Production Manager - Europe. From 1954 to 1955, Mr. Lemons was employed by The California Company (now ChevronTexaco Corporation), as a drilling engineer. Mr. Lemons holds a Bachelor of Science degree in Petroleum Engineering from Texas A&M University.

Andrew L. Michel, age 60, has been a director since February 2002 and is a member of the Compensation Committee of the Board of Directors. Mr. Michel is also a director of the TSC Holdings Group of Companies, Inc. (TSC). TSC, through its subsidiaries, performs marine surveys and reef restoration work and provides remotely operated vehicles (ROV's) and management consulting services. The Company also publishes two industry magazines. From 1996 to 2001, Mr. Michel served as Vice President of Deepwater Development for Global Industries, Ltd., a major offshore contracting firm. Prior to that, he was owner and principal consultant at ROV Technologies, Inc., a company founded in 1986 that was the first engineering consulting firm dedicated exclusively to ROV technology. From 1968 to 1986, he was employed by Taylor Diving & Salvage Co., Inc., a subsidiary of Halliburton Company that provides diving services, as Vice President of the Technical Services Division and was responsible for, among other things, forming and managing the world's first ROV operations.

John Reynolds, age 32, has been a director since May 2000 and is a member of the Audit Committee and the Compensation Committee of the Board of Directors. In July 1998, Mr. Reynolds co-founded Lime Rock Partners LLC and has been a managing member since its formation. From 1992 to July 1998, Mr. Reynolds was employed in a number of positions by Goldman Sachs & Co., most recently as a Vice President and the senior research analyst responsible for the oil services sector. Mr. Reynolds currently serves on the boards of directors of Roxar ASA, an oil service and reservoir management company, and New Patriot Drilling Corp., a private drilling contractor. He holds a Bachelor of Arts degree from Bucknell University.

Ken Wallace, age 77, has been a director since May 2000 and is a member of the Audit Committee and the Compensation Committee of the Board of Directors. Mr. Wallace retired in 1983. From 1973 to 1983, Mr. Wallace was President and a director of Taylor Diving & Salvage Co., Inc. From 1964 to 1973, Mr. Wallace held numerous positions for Taylor Diving & Salvage Co., Inc., including Vice President of Research and Development, Senior Vice President of Operations and Executive Vice President. Mr. Wallace also spent 24 years in the United States Navy.

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

The Board of Directors has established an Audit Committee and a Compensation Committee as standing committees of the Board of Directors. The Board of Directors does not have a standing nominating committee or other committee performing a similar function. The members of the Audit Committee and the Compensation Committee of the Board of Directors indicated in the above summaries are not employees of the Company.

The Audit Committee of the Board of Directors (i) recommends the annual selection of independent public accountants to conduct audits of the Company's financial statements, (ii) approves the plan and scope of the annual audit of the financial statements and any additional services provided by the independent public accountants and the fees for the audit and any such additional services, (iii) reviews the annual audited financial statements prior to publication and discusses the results of the audit with management and the independent public accountants, and (iv) discusses with management and the independent public accountants the design, quality and adequacy of the Company's internal controls. The Audit Committee charter, which is attached as Appendix A to this Proxy Statement, contains a detailed description of the Audit Committee's duties and responsibilities.

The Compensation Committee reviews and recommends to the Board of Directors the compensation and benefits of the Company's executive officers, establishes and reviews general policies relating to the Company's compensation and benefits, and administers the Torch Offshore, Inc. 2001 Long-Term Incentive Plan (the "2001 Incentive Plan").

During 2002, the Board of Directors met seven times. The Audit Committee met four times and the Compensation Committee met three times. During 2002, all directors attended at least 75% of the aggregate of all meetings of the Board of Directors and the committees of the Board of which they were members. Andrew L. Michel resigned from the Audit Committee in September 2002.

DIRECTOR COMPENSATION

Directors who are employees of the Company do not receive cash compensation for their services as directors. During 2002, our non-employee directors received an annual fee of $12,000, which was paid in monthly cash installments of $1,000. All non-employee directors were to be paid a fee of $1,000 for each Committee meeting attended in person; however, in February 2003, the Board of Directors approved the removal of the fee of $1,000 for each Committee meeting attended in person by the non-employee directors retroactive to January 1, 2002. In addition, the monthly installments were amended to $1,167 per month, or a total of $14,000 per annum, payable in a combination of cash or common stock at the discretion of the Board of Directors, beginning on January 1, 2003. All directors are reimbursed for out-of-pocket expenses incurred in attending meetings of the Board of Directors or Committees thereof and for other expenses incurred in their capacity as directors. During fiscal 2002 in connection with a presentation to management, Mr. Michel received a consulting fee of approximately $8,000.

Each of our directors is eligible to participate in our 2001 Incentive Plan. The terms of our 2001 Incentive Plan provide that each of our non-employee directors will be awarded options to purchase 1,000 shares of our Common Stock on the first business day of the month following each annual meeting at which they are elected. The options will become exercisable six months and one day from the date of the grant and will expire ten years from the date of the grant. All grants are subject to the general terms and conditions of the 2001 Incentive Plan.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company's directors and executive officers and persons who own more than 10% of a registered class of the Company's equity securities to file with the SEC initial reports of ownership and reports of changes in ownership. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all such forms they file. Based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that all its directors and executive officers complied on a timely basis with all applicable filing requirements under Section 16(a) of the Exchange Act during 2002.

EXECUTIVE COMPENSATION

Summary Compensation Table. The following table sets forth information regarding the compensation of the Chief Executive Officer and each of the three other most highly compensated executive officers of the Company who were serving as executive officers as of December 31, 2002 (together with the Chief Executive Officer, the "named executive officers") and a former executive officer of the Company in 2002, 2001 and 2000.

                                                                           Long-Term
                                        Annual Compensation               Compensation
                                    --------------------------    --------------------------
                                                                                     Securities
                                                                      Restricted     Underlying      All Other
                                                                     Stock Awards     Options      Compensation
Name and Principal Position         Year     Salary        Bonus         (1)          (shares)         (2)
-------------------------------     ----     -------     ---------   ------------    ----------    ------------
Lyle G. Stockstill.............     2002    $260,800     $      --   $         --        94,000    $     16,328
   Chairman of the Board and        2001     253,600            --             --            --          14,601
   Chief Executive Officer          2000     245,000            --             --            --          13,244

Willie Bergeron................     2002     142,712            --         37,580        22,000          11,000
   Chief Operating Officer          2001     116,539            --             --        15,625           6,992
                                    2000      73,846            --             --            --           4,431

Robert E. Fulton (3)...........     2002      67,662            --        140,750            --          28,609
   Chief Financial Officer          2001          --            --             --            --              --
                                    2000          --            --             --            --              --

Lana J. Hingle Stockstill......     2002     133,200            --             --        22,000          11,000
   Chief Administrative             2001     129,500            --             --            --           7,770
   Officer                          2000     122,308            --             --            --           7,338

William J. Blackwell(4)........     2002      96,923      39,535(5)        93,872        25,000          16,217
   Chief Financial Officer          2001     138,000            --             --        21,875          12,411
                                    2000     133,000            --             --            --          11,024

(1) Based on the closing price of the Company's common stock on the date of the grant. On December 31, 2002, the aggregate number of restricted shares held by Mr. Bergeron, Mr. Fulton and Mr. Blackwell were 2,860, 25,000 and zero, respectively, and the aggregate value of such shares based upon the $5.45 market value on December 31, 2002, was $15,587, $136,250 and zero, respectively. The Company does not currently pay dividends on common stock; however, it would pay dividends on the restricted stock should its dividend policy change.

(2) Amounts include: (a) 401(k) contributions as follows: Mr. Stockstill, $11,000 in 2002, $10,470 in 2001 and $10,200 in 2000; Mr. Bergeron,
         $11,000 in 2002, $6,992 in 2001 and $4,431 in 2000; Mrs. Stockstill,
         $11,000 in 2002, $7,770 in 2001 and $7,338 in 2000; Mr. Blackwell,
         $11,000 in 2002, $8,280 in 2001 and $7,980 in 2000; and (b) health insurance premiums as follows: Mr. Stockstill, $5,328 in 2002, $4,131 in 2001 and $3,044 in 2000; Mr. Fulton, $2,244 in 2002; Mr. Blackwell,
         $5,217 in 2002, $4,131 in 2001 and $3,044 in 2000; and (c) signing bonuses as follows: Mr. Fulton, $5,000 in 2002; and (d) relocation and living allowances as follows: Mr. Fulton, $21,365 in 2002.

(3)      Mr. Fulton began his employment with the Company on July 30, 2002.

(4)      Mr. Blackwell ceased employment on August 8, 2002.

(5)      Paid in connection with Mr. Blackwell's resignation from the Company.

Stock Options Granted in 2002. The following table sets forth certain information on grants of stock options during 2002 to the named executive officers and a former executive officer of the Company.

                                              Individual Grants
                                 -------------------------------------------------
                                 Number of                                             Potential Realizable
                                 Securities    Percentage                             Value at Assumed Annual
                                 Underlying     of Total                               Rates of Stock Price
                                   Options       Options                                  Appreciation for
                                 Granted in    Granted to    Exercise                     Option Term (3)
                                    2002       Employees     Price per    Expiration  -------------------------
Name                              (shares)      in 2002      Share (2)       Date         5% ($)        10% ($)
------------------               ----------    ---------     ---------    ----------  --------------   --------
Lyle G. Stockstill...........     94,000 (1)        40.3%    $    8.77       5/16/12      518,448      1,313,849
Willie Bergeron..............     22,000 (1)         9.4%    $    8.77       5/16/12      121,339        307,497
Robert E. Fulton.............         --              --            --            --           --             --
Lana J. Hingle Stockstill....     22,000 (1)         9.4%    $    8.77       5/16/12      121,339        307,497
William J. Blackwell ........     25,000 (1)        10.7%    $    8.77       5/16/12           -- (4)         -- (4)

(1) These options were granted pursuant to the 2001 Incentive Plan on May 16, 2002 and become exercisable in increments of 20% on each of the first, second, third, fourth and fifth anniversaries of the date of grant.

(2) The exercise price of the options granted is equal to the closing price per share of Common Stock on the Nasdaq National Market on the date of the grant.

(3) The potential realizable value through the expiration date of options has been determined on the basis of the per share market price at the time the options were granted, compounded annually over 10 years, net of the exercise price. These values have been determined based upon assumed rates of appreciation and are not intended to forecast the possible future appreciation, if any, of the price or value of the Common Stock.

(4) Mr. Blackwell's options were forfeited upon his resignation on August 8, 2002.


Option Exercises and 2002 Year-End Option Values. The following table sets forth certain information with respect to unexercised options to purchase Common Stock granted in 2002 to the named executive officers and a former executive officer of the Company and held by them at December 31, 2002. None of the named executive officers exercised options in 2002 and none of the outstanding options were in-the-money at December 31, 2002.

                                    Number of Securities Underlying
                                      Unexercised Options Held at
                                           December 31, 2002
                                           -----------------
                                    Exercisable         Unexercisable
                                    -----------         -------------
  Lyle G. Stockstill...........              --                94,000
  Willie Bergeron..............           3,125                34,500
  Robert E. Fulton.............              --                    --
  Lana J. Hingle Stockstill....              --                22,000
  William J. Blackwell ........              --                    --

EMPLOYMENT AGREEMENTS

The Company has entered into employment agreements with Messrs. Fulton and Bergeron. Pursuant to his agreement, Mr. Fulton has:

o an employment agreement expiring on July 30, 2004, which will automatically be renewed for successive one-year terms unless terminated at least thirty days prior to the end of the then current term;

o a severance benefit equal to twelve months salary (unless terminated for cause), during which period he has agreed not to compete with the Company; and

o        the ability to participate in various employee benefit plans.

Pursuant to his agreement, Mr. Bergeron has:

o an employment agreement expiring on December 31, 2003, which can be renewed for successive one-year terms upon written agreement between the employee and the Company;

o a severance benefit equal to twelve months salary (unless terminated for cause), during which period he has agreed not to compete with the Company; and

o        the ability to participate in various employee benefit plans.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the number of shares of Common Stock of the Company beneficially owned directly or indirectly as of April 7, 2003 by (i) each person who is known to the Company to own beneficially more than 5% of the Common Stock, (ii) each of the Company's director nominees and named executive officers (including a former executive officer of the Company) and (iii) all executive officers and director nominees as a group (including a former executive officer of the Company).

                                                                 Number of      Percent of
                          Name of Beneficial Owner (1)             Shares         Stock
       -----------------------------------------------------     ----------   ------------
       Torch, Inc. .........................................      7,505,000           59.3%
       Riverside Investments LLC (2) (3) ...................        793,290            6.3
       The Lyle G. Stockstill Trust No. 1 (4) ..............      1,876,250           14.8
       The Lana Hingle Stockstill Trust No. 1 (5) ..........      1,876,250           14.8
       Donald J. Webre (6) .................................      1,876,250           14.8
       Geraldine Cook (6) ..................................      1,876,250           14.8
       Lyle G. Stockstill (7) ..............................      7,523,800           59.4
       Lana J. Hingle Stockstill (8) .......................      7,509,400           59.3
       Robert E. Fulton (9) ................................         25,000              *
       Willie Bergeron (10).................................         13,730              *
       Curtis Lemons (11)...................................          4,500              *
       Andrew L. Michel (12)................................          1,000              *
       John Reynolds (2) (13)...............................        831,833            6.6
       Ken Wallace (11).....................................          3,500              *
       William J. Blackwell.................................          3,572              *
       John A. Levin & Co., Inc. (14).......................      1,228,775            9.7
       All Executive Officers and Directors as a group
         (9 persons)........................................      8,411,335           66.4

    *   less than one percent

(1) Unless otherwise indicated, the address of each person is c/o Torch Offshore, Inc., 401 Whitney Avenue, Suite 400, Gretna, Louisiana 70056-2596.

(2) The address of each of Riverside Investments LLC and John Reynolds is c/o Lime Rock Partners LLC, 518 Riverside Avenue, Building 11, 2nd Floor, Westport, Connecticut 06880.

(3) Based on a Schedule 13G filed with the Securities and Exchange Commission (the "SEC") on February 12, 2003, The Beacon Group Energy Investment Fund II, L.P. (Fund II) is the sole managing member of Riverside Investments LLC. Beacon Energy Investors II, L.P. (Investors II) is the sole general partner of Fund II. Energy Fund II GP, LLC (Energy) is the sole general partner of Investors II. Each of Fund II, Investors II and Energy may be deemed the beneficial owner of these shares.

(4) Represents shares owned by Torch, Inc. The Lyle G. Stockstill Trust No. 1, which owns 25% of the outstanding capital stock of Torch, Inc., disclaims beneficial ownership of the shares shown in the table.

(5) Represents shares owned by Torch, Inc. The Lana Hingle Stockstill Trust No. 1, which owns 25% of the outstanding capital stock of Torch, Inc., disclaims beneficial ownership of the shares shown in the table.

(6) Donald J. Webre and Geraldine Cook are the members of the trustee investment committee of The Lyle G. Stockstill Trust No. 1. Each of Donald J. Webre and Geraldine Cook disclaims beneficial ownership of the shares shown in the table.

(7) Represents 7,505,000 shares owned by Torch, Inc. Mr. Stockstill serves as Chief Executive Officer and Chairman of the Board of Directors of Torch, Inc., which is currently comprised of three members. Mrs. Stockstill serves as Secretary, Treasurer and a Director of Torch, Inc. Also includes 18,800 shares that may be acquired pursuant to options that are currently exercisable or will become exercisable within 60 days of April 7, 2003.

(8) Represents 7,505,000 shares owned by Torch, Inc. Mrs. Stockstill serves as Secretary, Treasurer and a member of the Board of Directors of Torch, Inc., which is currently comprised of three members. Mr. Stockstill serves as Chief Executive Officer and Chairman of the Board of Directors of Torch, Inc. Also includes 4,400 shares that may be acquired pursuant to options that are currently exercisable or will become exercisable within 60 days of April 7, 2003.

(9) Includes 25,000 shares issued pursuant to restricted stock awards that become exercisable in increments of 33% on each of the first, second and third anniversaries of the grant date beginning on July 30, 2004.

(10) Includes 10,650 shares that may be acquired pursuant to options that are currently exercisable or will become exercisable within 60 days of April 7, 2003.

(11) Includes 3,500 shares that may be acquired pursuant to options that are currently exercisable or will become exercisable within 60 days of April 7, 2003.

(12) Includes 1,000 shares that may be acquired pursuant to options that are currently exercisable or will become exercisable within 60 days of April 7, 2003.

(13) Includes 793,290 shares owned by Riverside Investments LLC and 38,543 shares owned by Friends of Lime Rock LP. Mr. Reynolds serves as managing member of entities that control the investment decisions of Riverside Investments LLC and Friends of Lime Rock LP. Riverside Investments LLC and Friends of Lime Rock LP make all voting and investment decisions in concert with each other. The shares owned by Riverside Investments LLC and Friends of Lime Rock LP include 3,500 shares that may be acquired pursuant to options held by Mr. Reynolds that are currently exercisable or will become exercisable within 60 days of April 7, 2003. Mr. Reynolds holds these options for the benefit of Riverside Investments LLC and Friends of Lime Rock LP. Mr. Reynolds disclaims beneficial ownership of the shares shown in the table.

(14) Based on a Schedule 13G filed with the SEC on February 14, 2003. BKF Capital Group, Inc. (BKF) is the sole shareholder of Levin Management Co., Inc., a Delaware corporation, which is the sole shareholder of John A. Levin & Co., Inc. BKF may be deemed the beneficial owner of these shares. The address of John A. Levin & Co., Inc. is One Rockefeller Plaza, New York, New York 10020.

CERTAIN TRANSACTIONS

The Company entered into a registration rights agreement with Riverside Investments LLC and Friends of Lime Rock LP (collectively, "Lime Rock"). This agreement gives Lime Rock the right, on three occasions, to demand that the Company register all or any portion of its shares of Common Stock for sale under the Securities Act of 1933, as amended. The gross proceeds of any proposed demand registration must reasonably be expected to be at least $5.0 million. The registration rights agreement also provides Lime Rock with the right, if the Company proposes to register any shares of Common Stock under the Securities Act, to include their shares of Common Stock in the registration, subject to certain limitations.

The agreement provides for customary registration procedures. The Company will pay all registration-related expenses, other than underwriters' discounts and commissions. The registration rights under the agreement are assignable to any purchaser of registrable securities. Demand registration rights terminate in June 2011. The registration rights agreement contains customary indemnification and contribution provisions by the Company for the benefit of any selling stockholders and any underwriters.

REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

The Compensation Committee was established in June 2001 in connection with the Company's initial public offering. The Company's Board of Directors granted to the Compensation Committee the authority to, among other things, review and recommend to the Board of Directors the compensation and benefits of the executive officers of the Company. In addition, the Compensation Committee has the responsibility of establishing and reviewing general policies relating to the Company's compensation and benefits and administers the 2001 Incentive Plan.

The Compensation Committee has structured its executive compensation policies to:

         o Offer performance-based compensation that takes into account the Company's financial performance on both a short-term and long-term basis;

         o Provide a total compensation program that considers the compensation policies of comparable companies with whom the Company competes so as to attract and retain qualified executives; and

         o Align executive compensation to the financial interests of the Company's stockholders by providing equity-based incentives.

The three major components to the compensation of the Company's executives are
(i) base salary, (ii) annual incentive compensation in the form of a cash bonus, and (iii) long-term equity-based compensation. Factors taken into account in determining these compensation levels include the executive's responsibilities, experience, leadership, potential future contributions and individual performance. Long-term equity-based compensation is provided in the form of stock options, which are tied directly to stockholder return, and restricted stock. Stock options align the interests of the Company's executives with those of its stockholders by encouraging executives to enhance the value of the Company.

The Compensation Committee establishes the base salary levels of the CEO and other executive officers after review of salaries of other companies in the oilfield service industry having annual sales or revenues generally similar in size to the Company. By reviewing the salaries of such other companies from time to time, the Compensation Committee intends to ensure that the Company's base salaries are generally within the range of base salaries paid by other companies. The base salaries also take into account the executives' experiences and levels of responsibility.

These base salaries are reviewed and updated annually, with adjustments made for updated salary data, increases in the cost of living, job performance, changes in responsibilities and duties of the executive, if any, and general market salary levels. No weight or emphasis is placed on any one of these factors.

Long-term equity-based compensation is provided through the 2001 Incentive Plan, which was adopted effective April 27, 2001. The objectives of the 2001 Incentive Plan are to retain and attract persons of appropriate training, experience and ability to serve as employees, consultants and directors of the Company, to encourage the sense of proprietorship of such persons, and to stimulate the active interest of such persons in the development and financial success of the Company. The 2001 Incentive Plan provides long-term equity-based compensation, with certain terms, conditions and limitations determined by the Compensation Committee, via awards to employees in the form of (i) incentive stock options,
(ii) nonqualified stock options, (iii) performance stock awards, (iv) stock awards (including restricted stock), (v) phantom stock, (vi) stock appreciation rights and (vii) cash awards. All awards are subject to conditions established by the Compensation Committee which may include continuous service with the Company, achievement of specific business objectives, increases in specified indices, attaining specified growth rates and other specified valuations.

In 2002, the Company granted options to purchase an aggregate of 163,000 shares of Common Stock to executive officers of the Company as well as 40,006 restricted shares.

The Company may periodically grant new options or other long-term equity-based incentives to provide continuing incentive for future performance. In making the decision to grant additional options or other long-term equity-based incentives, the Compensation Committee would expect to consider factors such as the size of previous grants and the number of options held. In addition, the Compensation Committee may consider factors including the executive's current ownership stake in the Company, the degree to which increasing that ownership stake would provide the executive with additional incentives for future performance, the likelihood that the grant of those options would encourage the executive to remain with the Company, and the value of the executive's service to the Company.

CEO Compensation - The CEO's compensation level is established by the Compensation Committee in the same manner as for other executive officers described above. During 2002, Lyle G. Stockstill was granted a base salary of $260,800. Mr. Stockstill does not have an employment contract with the Company. Mr. Stockstill was granted 94,000 stock options to purchase shares of Common Stock of the Company during 2002. In addition, Mr. Stockstill owns a 59% ownership in the Company through his ownership of Torch, Inc.

                                           The Compensation Committee

                                           Curtis Lemons
                                           Andrew L. Michel
                                           John Reynolds
                                           Ken Wallace

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

There were no Compensation Committee interlocks during fiscal 2002.

TRANSACTIONS WITH MANAGEMENT AND CERTAIN DIRECTORS

Set forth below is a description of certain transactions entered into between the Company and certain of its officers, directors and stockholders.

The Company purchases catering services for the galleys of some of its vessels from a company partially owned by Mrs. Stockstill. Purchases for 2002 totaled $165,000. The Company also purchases fuel from a company partially owned by Mrs. Stockstill. Purchases for 2002 totaled $234,000.

In December 2002, the Company entered into a five-year lease agreement for a rental property for client and provider entertainment purposes from an investment holding company wholly-owned by Mr. Stockstill. The annual lease payments approximate $51,000. There were no payments made during 2002.

During 2002, the Company purchased a leisure fishing vessel for client and provider entertainment purposes from an investment holding company wholly-owned by Mr. Stockstill. The total cost of the vessel was approximately $0.1 million, of which $41,000 was paid by the Company in cash during 2002, plus Company-assumed debt of $60,000. The debt will be paid by the Company in monthly installments over a five-year period.

REPORT OF THE AUDIT COMMITTEE

The audit committee is comprised of three members of the Board of Directors, Messrs. Lemons, Reynolds and Wallace. Each of the members is independent, as defined in Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards. The duties and responsibilities of the Audit Committee are set forth in a written charter adopted by the Board of Directors.

The Audit Committee has reviewed the relevant requirements of the Sarbanes-Oxley Act of 2002, the rules, proposed and adopted, of the SEC and the proposed new listing standards of the Nasdaq National Market regarding audit committee procedures and responsibilities. Although the Audit Committee's existing procedures and responsibilities generally complied with the requirements of these rules and standards, the Board of Directors has adopted amendments to the Audit Committee's charter to voluntarily implement certain of the rules and to make explicit its adherence to others. A copy of the Audit Committee's amended and restated charter is attached to this Proxy Statement as Appendix A.

The composition of the Audit Committee, the attributes of its members and the responsibilities of the Audit Committee, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate audit committees. The Audit Committee reviews and assesses the adequacy of its charter on an annual basis.

In accordance with the Audit Committee Charter, the Audit Committee assists the Board of Directors in its general oversight of the quality and integrity of the Company's financial reporting, internal controls and audit functions. Management is responsible for the preparation, presentation and integrity of the Company's financial statements, accounting and financial reporting principles, and internal controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. Ernst & Young LLP, the Company's independent auditing firm, is responsible for performing an independent audit of the consolidated financial statements of the Company in accordance with generally accepted auditing standards in the United States.

Among other matters, the Audit Committee monitors the activities and performance of the Company's internal and external auditors, including the audit scope, external audit fees, auditor independence matters, and the extent to which the independent public accountants may be retained to perform non-audit services. The Audit Committee and the Board of Directors have ultimate authority and responsibility to select, evaluate and, when appropriate, replace the Company's independent public accountants. The Audit Committee also reviews the results of the internal and external audit work with regard to the adequacy and appropriateness of the Company's financial, accounting, and internal controls. Management and independent public accountants' presentations to, and discussions with, the Audit Committee cover various topics and events that may have significant financial impact or are the subject of discussions between management and the independent public accountants. In addition, the Audit Committee generally oversees the Company's internal compliance programs.

The Audit Committee has reviewed and discussed the Company's audited financial statements for the fiscal year ended December 31, 2002 with management and has discussed with Ernst & Young LLP, the independent public accountants for the Company, the matters required to be discussed by Statement of Auditing Standards No. 61, "Communications with Audit Committees," as amended, with respect to those audited financial statements. In addition, the Audit Committee has received the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," as amended, and has reviewed, evaluated and discussed with Ernst & Young LLP its independence in connection with its audit of the Company's most recent financial statements.

Based on its review of the audited financial statements and discussions with management and the independent public accountants, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002, for filing with the SEC.

                                            The Audit Committee

                                            Curtis Lemons
                                            John Reynolds
                                            Ken Wallace

PERFORMANCE GRAPH

The following performance graph compares the cumulative total stockholder return on the Common Stock to the cumulative total return on the Nasdaq National Market as measured by the Nasdaq Composite Index (NASDAQ); the Philadelphia Oil Service Sector Index (OSX), a price-weighted index of leading oil service companies; and our Peer Group Index over the period from June 7, 2001, the date of the Company's initial public offering, to December 31, 2002. Our Peer Group Index consists of Global Industries, Ltd., Horizon Offshore, Inc. and Stolt Offshore, Inc. The graph assumes that $100 was invested on June 7, 2001 in the Common Stock and each index at the initial point of each graph and the reinvestment of all dividends, if any. The Peer Group Index is weighted at the beginning of each period based upon the market capitalization of each individual company within the group. The reported closing prices for the dates specified are utilized for determining the cumulative total returns. The returns shown assume the reinvestment of dividends.

                                    (GRAPH)

                                                                         6/7/01      12/31/01     12/31/02
                                                                         -------     --------     --------
          Torch Offshore, Inc.....................................       $100.00     $  37.50     $  34.06
          NASDAQ..................................................       $100.00     $  86.16     $  58.99
          OSX.....................................................       $100.00     $  72.92     $  72.55
          Peer Group Index........................................       $100.00     $  59.07     $  21.77

PROPOSAL TWO: APPROVAL OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

The Audit Committee of the Board of Directors has appointed and recommends the approval of the appointment of Ernst & Young LLP as independent public accountants to conduct an audit of the Company's financial statements for the year 2003. This firm has acted as independent public accountants for the Company since June 2002.

The Company is advised that no member of Ernst & Young LLP has any direct or material indirect financial interest in the Company or has had any connection with the Company in the capacity of promoter, underwriter, voting trustee, director, officer or employee since June 2002.

During 2002, the Company incurred the following aggregate fees for the services rendered:

          Audit Fees..............................................              $  95,000
          Tax compliance and consulting...........................                 40,800
          Financial information system design and
          implementation fees ....................................                     --
          All other fees..........................................                 15,000
                                                                                ---------
          TOTAL...................................................              $ 150,800
                                                                                =========

Audit fees include $10,000 paid to Arthur Andersen LLP for their review of our quarterly financial statements for the three-month period ended March 31, 2002, prior to being replaced. Tax compliance and consulting fees include $16,900 paid to Arthur Andersen LLP prior to being replaced. Other fees relate to the audit of our 401(k) defined contribution plan by Ernst and Young LLP for the year ended December 31, 2001.

The Audit Committee reviewed the non-audit services provided to the Company and determined that they did not impair the independence of Ernst & Young LLP.

Representatives of Ernst & Young LLP will attend the Annual Meeting and will be available to respond to questions that may be asked by stockholders. Such representatives will also have an opportunity to make a statement at the meeting if they desire to do so.

THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS. In accordance with the Company's Bylaws, approval of the appointment of independent public accountants will require the affirmative vote of a majority of the shares of Common Stock voted on the proposal. Accordingly, abstentions and broker nonvotes applicable to shares present at the meeting will not be included in the tabulation of votes cast on this matter.

                                 OTHER BUSINESS

Management does not intend to bring any business before the meeting other than the matters referred to in the accompanying notice. If, however, any other matters properly come before the meeting, it is intended that the persons named in the accompanying proxy will vote pursuant to discretionary authority granted in the proxy in accordance with their best judgment on such matters. This discretionary authority includes matters that the Board of Directors does not know are to be presented at the meeting by others.

                             ADDITIONAL INFORMATION

SUBMISSION DEADLINE FOR STOCKHOLDER PROPOSALS TO BE INCLUDED IN PROXY MATERIALS FOR 2004 MEETING

In order to be included in the Company's proxy material for its Annual Meeting of Stockholders in 2004, eligible proposals of stockholders intended to be presented at the annual meeting must be received by the Company on or before December 15, 2003 (directed to the Secretary of the Company at the address indicated on the first page of this Proxy Statement).

ADVANCE NOTICE REQUIRED FOR STOCKHOLDER NOMINATIONS AND PROPOSALS

The Bylaws of the Company require timely advance written notice of stockholder nominations of director candidates and of any other proposals to be presented at an Annual Meeting of Stockholders. Notice will be considered timely for the Annual Meeting to be held in 2004 if it is received by February 15, 2004. In the case of director nominations by stockholders, the Bylaws require that written notice be delivered to the Company's Secretary at the Company's executive offices not later than the 90th day prior to the first anniversary of the preceding year's annual meeting and set forth for each person whom the stockholder proposes to nominate for election or re-election as a director, (a) the name, age, business address and residence address of such person, (b) the principal occupation or employment of such person, (c) the number of shares of each class of common stock of the Company beneficially owned by such person, (d) the written consent of such person to having such person's name placed in nomination at the meeting and to serve as of a director if elected and (e) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors of the Company, or that is otherwise required pursuant to Regulation 14A under the Securities Exchange Act of 1934. The stockholder giving the notice must also include the name and address, as they appear on the Company's books, of such stockholder and the number of shares of each class of voting stock of the Company that are then beneficially owned by such stockholder. The Company is not required to include any stockholder proposed nominee in the proxy statement.

In the case of other proposals by stockholders at an annual meeting, the Bylaws require that written notice be delivered to the Company's Secretary at the Company's executive offices not later than the 90th day prior to the first anniversary of the preceding year's annual meeting and set forth (a) a description of each proposal desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Company's books, of the stockholder proposing such business and any other stockholders known by such stockholder to be supporting such proposal, (c) the class and number of shares of the Company's stock that are beneficially owned by the stockholder on the date of such notice,
(d) any financial interest of the stockholder in such proposal and (e) a representation that the stockholder intends to appear in person or by proxy at the meeting to bring the proposed business before the annual meeting. A copy of the Bylaws of the Company setting forth the requirements for the nomination of director candidates by stockholders and the requirements for proposals by stockholders may be obtained from the Company's Corporate Secretary at the address indicated on the first page of this Proxy Statement.

In order for director nominations and stockholders proposals to have been properly submitted for presentation at this annual meeting, notice must have been received by the Company's Secretary on or before February 15, 2003. The Company received no such notice and no stockholder director nominations or proposals will be presented at the Annual Meeting.

ANNUAL REPORT

The Annual Report to Stockholders, which includes financials statements of the Company for the year ended December 31, 2002, has been mailed to all stockholders. The Annual Report is not part of the proxy solicitation material.

                                         By Order of the Board of Directors

                                         /s/ LYLE G. STOCKSTILL

                                         Lyle G. Stockstill
                                         Chairman of the Board and
                                          Chief Executive Officer

Gretna, Louisiana
April 14, 2003

                                                                      APPENDIX A

                              TORCH OFFSHORE, INC.
                  AMENDED AND RESTATED AUDIT COMMITTEE CHARTER

PURPOSE

The Audit Committee of the Board of Directors (the "Committee") is appointed by the Board of Directors (the "Board") to assist the Board in fulfilling its oversight responsibilities. The Committee's primary duties and responsibilities are to: (i) be responsible for the appointment, oversight, and compensation of the firm hired to audit the Company's financial statements and internal controls ("external auditors") and preapprove and review all audit and non-audit services, including tax services, provided by the external auditor to the Company, consistent with all applicable laws; (ii) to monitor the quality and integrity of the accounting, auditing and financial reporting practices of the Company; (iii) provide an avenue of communication between management and the external auditors; (iv) to monitor the independence and performance of the external auditors; and (v) to establish procedures for the treatment of complaints received by the Company regarding accounting, internal accounting controls, or audit matters and the confidential anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

MEMBERSHIP AND MEETINGS

The Committee shall consist of not less than three directors, each of whom shall serve at the discretion of the Board. Each member of the Committee shall be independent, non-executive directors free from any relationship that would interfere with the exercise of his or her independence. The Committee members shall meet the independence and experience requirements of the Securities and Exchange Commission (the "SEC") and the Nasdaq National Market (as may be modified or supplemented) or the principal exchange on which the Company's common stock is then quoted or listed (the "Principal Exchange"). Each member is prohibited from accepting any fees from the Company other than for services as a member of the Board or a committee of the Board. In addition, (i) each member shall be (or shall become within a reasonable time after appointment) able to read and understand fundamental financial statements, and (ii) at least one member shall have accounting or related financial management expertise and qualify as a "financial expert" in accordance with the requirements of the SEC and the Nasdaq National Market (as may be modified or supplemented).

The Committee shall meet at least four times annually, with special meetings called as circumstances dictate, and shall meet periodically with management and the external auditors in order to maintain direct lines of communication and to ensure there is an open avenue of communication between the external auditor, the Committee and management. The Committee may hold executive sessions with these individuals to discuss any matters that they or the Committee believe should be discussed privately. The Committee has the authority to conduct or authorize investigations into any matters within the Committee's scope of responsibilities, and is empowered to retain, at the Company's expense, independent counsel and other professionals to assist in the conduct of any such investigation.

ACCOUNTABILITY OF EXTERNAL AUDITORS

The external auditors are ultimately accountable to the Committee. The Committee has the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the external auditors.

DUTIES AND RESPONSIBILITIES

The Committee shall:

1. Annually select the external auditors, with such selection to be submitted to the stockholders for ratification.

2. Preapprove all audit and non-audit services to be provided, consistent with all applicable laws, to the Company by the external auditors, and establish the fees and other compensation to be paid to the external auditors.

3. Review and approve the plan and scope of the annual audit of the Company's financial statements and any other services provided by the external auditors, as well as the fees related to the audit and such other services.

4. Discuss with management and the external auditors the design, quality and adequacy of the Company's internal controls.

5. Review and discuss with management and the external auditors the Company's audited annual financial statements prior to filing with the SEC, and determine whether to recommend to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K.

6. Review and discuss with management and the external auditors the Company's quarterly financial statements prior to filing with the SEC and any other SEC filing deemed by the Committee to be appropriate

7. Obtain from the independent auditors assurance that Section 10A of the Securities and Exchange Act has not been implicated.

8. Whenever requested, or as considered useful or appropriate meet with the external auditors and management in separate executive sessions to discuss any matters that the Committee or these groups believe should be discussed privately with the Audit Committee.

9. Discuss with the external auditors the matters required to be discussed by the Statement of Auditing Standards No. 61 (Communication with Audit Committees) and any matters brought to the Committee's attention as a result of the application of the Statement of Auditing Standards No. 71 (Interim Financial Information).

10. Ensure that the external auditors submit to the Committee on a periodic basis a formal written statement delineating all relationships between the external auditors and the Company, actively engage in a dialogue with the external auditors with respect to any such disclosed relationships or services that may impact the objectivity and independence of the external auditors, and take appropriate action in response to the written statement to satisfy itself of the independence of the external auditors.

11. Prepare a report to stockholders as required by the SEC to be included in the Company's annual proxy statement.

12.      Review and approve all related party transactions.

13. Provide reports of Committee activities to the Board, and perform such other functions, as requested by the Board or required by law or the rules of the Principal Exchange.

ANNUAL REVIEW OF CHARTER

At least annually, the Committee shall review and reassess the adequacy of this Charter. The Committee shall report the results of the review to the Board and, if necessary, recommend that the Board amend this Charter.

OVERSIGHT/RELIANCE

While the Committee has the responsibilities and powers set forth in this Charter, the Committee recognizes that the Company's management is responsible for preparing the Company's financial statements and the external auditors are responsible for auditing those financial statements. Therefore, the Committee's responsibility is in the nature of oversight. It is not the responsibility of the Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate or are in accordance with generally acceptable accounting principles. In carrying out its oversight responsibilities, the Committee is not providing any expert or special assurances as to the Company's financial statements or the work of the external auditors. Absent actual knowledge to the contrary (which shall be promptly reported to the Board), each member of the Committee shall be entitled to assume and rely upon (i) the integrity of those persons and organizations within and outside the Company from which it receives information, and (ii) the accuracy of the financial and other information provided to the Committee by such persons and organizations.

                              TORCH OFFSHORE, INC.
               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
             FOR THE 2003 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD
                                  MAY 15, 2003

The undersigned hereby appoints Willie Bergeron and Bradley T. Lowe, jointly and severally, proxies, with full power of substitution and with discretionary authority, to vote all shares of Common Stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Torch Offshore, Inc. (the "Company") to be held on Thursday, May 15, 2003, at the International House Hotel, 221 Camp Street, New Orleans, Louisiana, at 10:00 a.m., or at any adjournment thereof, hereby revoking any proxy heretofore given.

THIS BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSAL 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE. [X]

1. ELECTION OF DIRECTORS, NOMINEES: LYLE G. STOCKSTILL, LANA J. HINGLE STOCKSTILL, CURTIS LEMONS, ANDREW L. MICHEL, JOHN REYNOLDS AND KEN WALLACE

      [ ] FOR ALL NOMINEES     [ ] WITHHELD FROM    [ ] FOR ALL EXCEPT
                                   ALL NOMINEES         (See instructions below)

      INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and write the nominee name(s) below:

      -----------------------------------------------------------------

2. APPROVAL OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2003

      [ ]  FOR     [ ]  AGAINST     [ ]  ABSTAIN

3. With discretionary authority as to such other matters as may properly come before the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IN THE ABSENCE OF SPECIFIC DIRECTIONS TO THE CONTRARY, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS NAMED AND FOR THE APPROVAL OF ERNST & YOUNG LLP AS THE COMPANY'S ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2003.

The undersigned hereby acknowledges receipt of the Notice of, and Proxy Statement for, the aforesaid Annual Meeting.

Please sign, date and return the Proxy Card promptly, using the enclosed envelope.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. [ ]



Signature of Stockholder:                                   Date:
                         -------------------------------         --------------

Signature of Stockholder:                                   Date:
                         -------------------------------         --------------


Note: This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.